Exhibit 4.4

BOSTON OMAHA CORPORATION

A Delaware corporation

__________________________

COMMON STOCK
SUBSCRIPTION AGREEMENT
__________________________

INSTRUCTIONS TO SUBSCRIBERS

BOSTON OMAHA CORPORATION

a Delaware corporation

Persons wishing to subscribe for shares of Common Stock, $0.001 par value (“Shares”) of BOSTON OMAHA CORPORATION, a Delaware corporation (the “Company”) are required to complete the documents listed below in this Subscription Booklet.  PLEASE DO NOT REMOVE ANY OF THE DOCUMENTS.

1.           Subscription Agreement.  Each subscriber must complete the Subscription Agreement in the following manner:

(a)           Please read Section A carefully; it contains representations and warranties to be made by the subscriber on which the Company will rely.

(b)           Please read Sections B, C, and D carefully; they contain important terms and conditions concerning your purchase and ownership of the Shares.

(c)           Complete Sections E and F by inserting the amount of your subscription and/or other information called for in those sections.

(d)           Complete and sign the attached signature page.

2.           Purchaser Questionnaire.  Each subscriber must read carefully, complete and sign the Purchaser Questionnaire attached as Exhibit A.  For purposes of this offering, you must demonstrate that you meet the investor suitability standards set forth below:

Investor Suitability Standards

Investment in the Company involves certain risks and is suitable only for persons of adequate financial means who have no need for liquidity with respect to this investment and who can afford the risk of a complete loss of their investment.

Each investor must be, and must represent and warrant to the Company, that such investor is an Accredited Investor as defined in the Securities Act of 1933, as amended (the “Securities Act”).  “Accredited investors” as defined in the Securities Act are those who, at the time of sale of the Shares, fall within certain categories enumerated in Rule 501(a) of Regulation D promulgated under the Securities Act, including any of the following:

(a)
Any individual who had an individual income in excess of $200,000 (or joint income with his or her spouse of $300,000) in the last two years and who reasonably expects an individual income in excess of $200,000 (or such joint income in excess of $300,000) in the current year.  For purposes of this offering, individual and joint income shall equal adjusted gross income, as reported in the investor’s federal tax return (less, for individual income only, any income attributed to a spouse or to property owned by a spouse) and increased by the following amounts (but not, for individual income only, any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any tax exempt interest received, (ii) the amount of losses claimed as a limited partner in a limited partnership, (iii) any deduction claimed for depletion, (iv) amounts contributed to an IRA or Keogh retirement plan, (v) alimony paid, and (vi) any amount by which income for long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code of 1986, as amended (the “Code”); or

(b)	Any individual whose individual net worth, or joint net worth with that individual’s spouse, exceeds $1,000,000 (excluding the value of their primary residence); or

(c)
Any partnership, limited liability company, corporation, employee benefit plan or trust that was not formed for the purpose of acquiring Shares and that has total assets of over $5,000,000, and with regard to a trust, the person making the investment decision has such experience in financial and business matters that the trustee is capable of evaluating the risks and merits of the investment in the Company, a corporation or partnership where all the beneficial owners are accredited investors or if an employee benefit plan, it is administered by a bank, savings and loan association, insurance company or registered investment adviser, or if a self-directed plan, the investment decision is being made by only accredited investors; or

(d)
Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of the Securities Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended; any employee benefit plan within the meaning of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, that is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors; or

(e)	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

(f)
Any organization described in Section 501(c)(3) of the Code, a business trust, or partnership with assets in excess of $5,000,000 not specifically formed for the purpose of investing in the Company; or

(g)
Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of the Securities Act; or

(h)	Any entity, all of whose equity owners are accredited investors.

Each investor must also make certain additional representations to the general effect that such investor:

(a)
does not have an overall commitment to investments that are not readily marketable that is disproportionate to his or her net worth, and that his or her investment in the Company will not cause such overall commitment to become excessive;

(b)
has adequate net worth and means of providing for his or her current needs and personal contingencies to sustain a complete loss of his or her investment in the Company at the time of investment, and has no need for liquidity in his or her investment in the Company;

(c)	is acquiring Shares for his or her own account, for investment only and not with a view toward resale or distribution; and

(d)
is aware that he or she may not be able to liquidate his or her investment in the event of emergency or for any other reason because the transferability of Shares will be subject to restrictions on resales imposed by the Securities Act and the securities laws of certain states.

In addition, an investment in the Company must not exceed ten percent (10%) of an investor’s net worth.

The Company reserves the right to reject subscriptions from those who meet the suitability requirements or to accept subscriptions from subscribers who do not meet all of the above suitability standards but who are otherwise qualified to purchase Shares.

___________________________________

Please follow the instructions to the Purchaser Questionnaire. If you have questions concerning any of the information called for, you may ask your lawyer, accountant or the Company for assistance.

3.           Wire Transfer.  Please wire transfer the funds to the following account:

Bank Name
Routing Instructions
Account Information
Reference Information

SUBSCRIPTION AGREEMENT
__________________

BOSTON OMAHA CORPORATION

Boston Omaha Corporation
c/o Boulderado Group, LLC
292 Newbury Street, Suite 333
Boston, Massachusetts  02115

Ladies and Gentlemen:

The undersigned hereby applies to acquire Common Stock (the “Shares”) in BOSTON OMAHA CORPORATION (the “Company”), a Delaware corporation, in accordance with the terms of this Subscription Agreement with respect to the offering of up to 1,450,000 shares of Common Stock at a price of $10.00 per share for a total aggregate offering of up to $14,500,000.

Subject to the terms and conditions of this Subscription Agreement, the undersigned (i) hereby subscribes for the Shares indicated on the signature page hereof for the dollar amount indicated thereon; and (ii) hereby tenders an executed Subscription Agreement together with the undersigned’s completed Purchaser Questionnaire attached hereto as Exhibit A.

This subscription is irrevocable (except as may otherwise be provided herein) but may be rejected by the Company in its sole discretion.

INSTRUCTIONS

Please complete the Subscription Agreement in the following manner:

1.           Complete Sections E and F by inserting the amount of your subscription and/or other information called for in those sections.

2.           Complete and sign the signature page.

_________________

A.           Representations and Warranties of the Investor. The undersigned investor acknowledges, represents, warrants and agrees as follows:

1.           The undersigned has relied only on the information provided to him, her or it in writing regarding a purchase of the Shares.  The undersigned acknowledges that all documents, records and books pertaining to this investment have been made available for inspection by the undersigned, his, her or its attorney and/or his, her or its accountant.  The undersigned and/or his, her or its advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company or a person or persons acting on its behalf, concerning the terms and conditions of the offering, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense. All such questions have been answered to the full satisfaction of the undersigned. No oral representations have been made or oral information furnished to the undersigned or his, her or its advisor(s) upon which the undersigned has relied in connection with the offering.

2.           The undersigned (a) has adequate means of providing for his, her or its current needs and possible personal contingencies, (b) has no need for liquidity in this investment, (c) is able to bear the substantial economic risks of an investment in the Company for an indefinite period, (d) at the present time, can afford a complete loss of such investment, and (e) does not have an overall commitment to investments that are not readily marketable that is disproportionate to the undersigned’s net worth, and the undersigned’s investment in the Company will not cause such overall commitment to become excessive.

3.           The undersigned is an “accredited investor” (as set forth in the Purchaser Questionnaire accompanying this Subscription Agreement) and the undersigned’s total investment in the Company does not exceed ten percent (10%) of the undersigned’s net worth or joint net worth with the undersigned’s spouse.

4.           The undersigned recognizes that the investment in the Company involves significant risks.

5.           The undersigned understands that the Shares have not been registered with or reviewed by the United States Securities and Exchange Commission (“SEC”) and have not been filed with or reviewed by any state securities administrators because of the private or limited nature of the offering.

6.           The undersigned understands that neither the offering nor the sale of the Shares has been registered under the Securities Act in reliance upon an exemption therefrom.  The undersigned understands that the Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Securities Act or an exemption from such registration is available.  The undersigned further understands that the Company is under no obligation to register the Shares on his or her behalf or to assist him, her or it in complying with any exemption from registration.

6.           The Shares are being purchased solely for the undersigned’s own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest in such Shares.

7.           All information that the undersigned has provided to the Company in the Purchaser Questionnaire or otherwise concerning himself or herself, his, her or its residency, his, her or its investor status, financial position and knowledge and experience in financial, tax and business matters is correct and complete as of the date set forth at the end hereof, and if there should be any adverse change in such information prior to acceptance of his or her subscription, the undersigned will immediately provide the Company with such information.

8.           The undersigned, if a corporation, partnership, limited liability company, trust or other entity, is authorized and otherwise duly qualified to purchase and hold the Shares; such entity has its principal place of business as set forth on the signature page hereof; and, such entity has not been formed for the specific purpose of acquiring Shares.

B.           Representations and Warranties of the Company.

1.           The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted, to execute and deliver the Agreements, to issue and sell the Shares and to perform its obligations pursuant to this Agreement and the Company’s Certificate of Incorporation. The Company is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have a material adverse effect on the Company’s financial condition or business as now conducted (a “Material Adverse Effect”).

2.           The Shares, when issued and delivered and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable.  The Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Investors; provided, however, that the Shares are subject to restrictions on transfer under U.S. state and/or federal securities laws and as set forth herein.

3.           All corporate action on the part of the Company and its directors, officers and stockholders necessary for the authorization, execution and delivery of the Agreements by the Company, the authorization, sale, issuance and delivery of the Shares, and the performance of all of the Company’s obligations under the Agreements has been taken or will be taken prior to the issuance of the Shares. This Agreement, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

4.           The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no material mortgage, pledge, lien, lease, encumbrance or charge, other than (i) liens for current taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, and (iv) liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or have a Material Adverse Effect, and which have not arisen otherwise than in the ordinary course of business.

5.           The Company is not in violation of any material term of its Certificate of Incorporation or Bylaws, each as amended to date, or, to the Company’s knowledge, in any material respect of any term or provision of any material indebtedness, contract or agreement to which it is party which would have a Material Adverse Effect. To the

Company’s knowledge, the Company is not in violation of any federal or state statute, rule or regulation applicable to the Company the violation of which would have a Material Adverse Effect. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations pursuant to this Agreement, and the issuance of the Shares, will not result in any material violation of, or materially conflict with, or constitute a material default under, the Company’s Certificate of Incorporation or Bylaws, each as may be amended to date.

The foregoing representations and warranties are true and accurate as of the date hereof and shall be true and accurate as of the date of the Company’s execution of the signature page hereof.  If those representations and warranties shall not be true and accurate in all material respects prior to the Company’s execution of the signature page hereof, the Company shall immediately give written note to the undersigned specifying which representation and warranties are not so true and accurate in all material respects and the reason therefor.

C.           Restrictions on Transfer and Additional Agreements.

1.           Securities Laws.  The Shares have not been registered under the Securities Act nor under any state securities laws and unless so registered may not be transferred, sold, pledged, hypothecated or otherwise disposed of unless an exemption from such registration is available. Such transfer may be made only, if requested by the Company, upon receipt by the Company of an opinion of counsel to the undersigned, reasonably acceptable to the Company, to the effect that the proposed transfer will not violate the provisions of the Securities Act, or the rules and regulations promulgated under such act.

2.           Indemnity.  The undersigned acknowledges that the undersigned understands the meaning and legal consequences of this Section C, and the undersigned hereby agrees to indemnify and hold harmless the Company, its representatives and each officer and director thereof from and against any and all loss, damage or liability (including all attorneys’ fees and costs incurred in enforcing this indemnity provision) due to or arising out of (a) the inaccuracy of any representation or the breach of any warranty of the undersigned contained in, or any other breach of, this Subscription Agreement, (b) any transfer of the Shares in violation of the Securities Act or the securities or “blue sky” laws of any state or other jurisdiction or the rules and regulations promulgated under such act or laws, (c) any transfer of the Shares not in accordance with this Subscription Agreement, or (d) any untrue statement or omission to state any material fact in connection with the investment representations or with respect to the facts and representations supplied by the undersigned to counsel to the Company upon which its opinion as to a proposed transfer shall have been based.

3.           Legend and Stop Transfer Orders.  Unless the Shares have been registered under the Securities Act, upon the issuance of the Shares, the Company shall instruct its transfer agent to enter stop transfer orders with respect to such Shares, and all certificates representing the Shares shall bear on the face thereof substantially the following legend, and any other legend deemed appropriate by counsel to the Company:

“The Shares represented by this certificate have not been registered under the Securities Act of 1933 or under any state law and, except pursuant to an effective registration statement under such Act and other laws, may not be offered, sold, transferred, or otherwise disposed of without an opinion of counsel, satisfactory to the Company, that such disposition may be made without such registration.”

D.           Miscellaneous.

1.           Each of the undersigned and the Company represents that it neither is nor will be obligated for any finder’s fee or commission in connection with the offering of the Shares.  The undersigned agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this offering (and the costs and expenses of defending against such liability or asserted liability) for which the undersigned or any of its representatives is responsible.  The Company agrees to indemnify and hold harmless the undersigned from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this offering (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

2.           The undersigned agrees not to transfer or assign this Subscription Agreement, or any of the undersigned’s interest herein, and further agrees that the transfer or assignment of the Shares acquired pursuant hereto shall be made only in accordance with the conditions and restrictions contained herein, and in all applicable laws and regulations.

3.           The undersigned agrees that the undersigned may not cancel, terminate or revoke this Subscription Agreement or any agreement of the undersigned made hereunder, except as otherwise specifically provided herein, and that this Subscription Agreement shall survive the death or disability of the undersigned and shall be binding upon the undersigned’s heirs, executors, administrators, successors and assigns.

4.           Any of the representations, warranties, acknowledgments or agreements made herein by the undersigned notwithstanding, the undersigned does not thereby or in any other manner waive any rights granted to the undersigned under federal or state securities laws.

5.           This Subscription Agreement constitutes the entire agreement between the Company and the undersigned with respect to the subject matter hereof and may be amended only by a writing executed by the Company and the undersigned.

6.           This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Delaware, without regard to conflict of laws provisions that would require the application of the laws of another jurisdiction, and the securities laws of the United States of America.

7.           Within ten (10) business days after receipt of a written request from the Company, the undersigned agrees to provide such information and to execute and deliver such documents as reasonably may be necessary to comply with any and all laws, rules and regulations to which the Company is subject.

8.           The representations and warranties of the undersigned set forth herein shall survive the sale of the Shares pursuant to this Subscription Agreement.

9.           Any notice or other communication given hereunder shall be in writing and sent (a) by email (receipt confirmed), (b) by a recognized overnight delivery service (charges prepaid), or (c) by messenger, addressed to BOSTON OMAHA CORPORATION, c/o Boulderado Group, LLC, 292 Newbury Street, Suite 333, Boston, MA, 02115, Attention: President, with a copy to Gennari Aronson, LLP, 300 First Avenue, Suite 102 Needham, MA 02494, Attention: Neil H. Aronson, Esq.  Notices shall be deemed given only when received.

10.           This Subscription Agreement may be executed in counterparts.  Upon the execution and delivery of this Subscription Agreement by the undersigned, this Subscription Agreement shall become an irrevocable binding obligation of the undersigned with respect to the purchase of Shares as herein provided, except as may otherwise be provided herein, subject, however, to the right hereby reserved to the Company to enter into the same agreements with other investors.

[Remainder of page intentionally left blank]

E.           Subscription.  The undersigned hereby subscribes for _______ Shares in the Company for a purchase price of $________ ($10.00 per share) in accordance with the terms of the Subscription Agreement.

F.           Form of Ownership.  Please indicate the form of ownership you desire.

________	Individual or entity or trust (one signature required, unless otherwise required by organization documents)

________	Joint Tenants with right of survivorship (both parties must sign)

________	Tenants-in-Common (all parties must sign)

________	Community Property (one signature required if Shares held in one name, i.e., ranging spouse; two signatures required if Shares are held in both names)

______________________________________________________________
Please PRINT here the exact name(s) in which you wish the Shares registered.

______________________________________________________________

ACCEPTED:

BOSTON OMAHA CORPORATION

By: ________________________________
Name: Alex B. Rozek
Title: President

Dated: July ___, 2015

SIGNATURE PAGE

FOR PARTNERSHIP/LIMITED LIABILITY COMPANY INVESTORS

Note:  The partner(s), manager(s) or member(s) authorized to bind the partnership or limited liability company must sign and include a copy of the partnership, limited liability company or operating agreement, including any amendments.  The agreement should include the date of formation of the partnership or limited liability company, a list of all partners or members (and managers, if any), the appropriate language authorizing this type of investment and the power of the general partner(s) or member(s) or manager(s) to sign on behalf of such entity.

______________________________________________________________
Name of Partnership/Limited Liability Company (please print or type)

By: ______________________________________________________________
     (Signature of a General Partner/Manager/Member)

Taxpayer Identification No.:

E-mail Address:

Principal Business
Offices:
_______________________________________
_______________________________________

Mailing Address	_______________________________________
(if different):	_______________________________________
_______________________________________
_______________________________________
Attention:	_______________________________________

Executed at _________________, ________________
City                                State

this _______ day of July, 2015.

EXHIBIT A

PURCHASER QUESTIONNAIRE

INSTRUCTIONS TO PURCHASER QUESTIONNAIRE

BOSTON OMAHA CORPORATION

This questionnaire must be completed by all investors.

In order to subscribe as an investor for this offering, you must complete this questionnaire.

If you have any questions concerning any of the information called for, or questions concerning whether you qualify as an accredited investor, you may ask your lawyer, accountant or representatives of the Company for assistance.

If this Questionnaire is being completed for married individuals subscribing as joint tenants or tenants-in-common, it must be completed by the person making the investment decision on behalf of the joint tenants or tenants-in-common.  If joint tenants or tenants-in-common are not married or are each making the investment decision if married, a separate questionnaire must be completed for each joint tenant or tenant-in-common.

PURCHASER QUESTIONNAIRE

This Purchaser Questionnaire (this “Questionnaire”) must be completed and delivered to BOSTON OMAHA CORPORATION, a Delaware corporation (the “Company”), by you as a prospective purchaser of shares of Common Stock of the Company (the “Shares”).

The purpose of this Questionnaire is to determine whether you meet the standards imposed by Section 4(2) of, or Regulation D under, the Securities Act of 1933, as amended (the “Securities Act”).  Eligibility is determined, among other things, by the ability of the investor to evaluate the merits and risks of an investment in Shares of the Company based on his or her knowledge and experience in financial and business matters, or by certain financial criteria.  The undersigned understands that the offering of the Shares by the Company has not been, and will not be, registered under the Securities Act, the securities of “blue sky” laws of any state or other jurisdiction, and the Shares involved in this offering are being sold in reliance upon an exemption from the registration requirements thereof.

Please thoroughly complete, sign and date this Questionnaire, and deliver it to:

Gennari Aronson, LLP
300 First Avenue, Suite 102
Needham, MA 02494
Attention: Joseph B. Ramadei
jramadei@galawpartners.com

Please contact Joseph B. Ramadei, counsel to the Company, at (781) 719-9900 if you have any questions with respect to this Questionnaire.  Incomplete answers to questions or questions answered in such a way (either singly or collectively) so as to indicate to the Company that it should ask for more information will delay the Company’s review of the Questionnaire and consideration of the proposed investment by the prospective investor.

Your answers will be relied upon by the Company.  Your answers will be kept confidential, except to the extent disclosure may be required under or in connection with any federal or state laws or if the contents are relevant to an issue in any action, suit or proceeding to which the Company is a party or by which it is or may be bound.  However, each person who agrees to invest in the Company hereby agrees that the Company may present this completed Questionnaire or a copy of this completed Questionnaire to its attorneys or such other parties as it/they, in its/their sole discretion, deem appropriate to ensure that the proposed offer and sale of the Shares of the Company involved in this offering will not result in a violation of the registration provisions of the Securities Act or a violation of the securities or “blue sky” laws of any state or other jurisdiction.  A false statement by you will constitute a violation of your representations and warranties under the Subscription Agreement and may also constitute a violation of law, for which a claim for damages may be made against you.

This Questionnaire does not constitute an offer of Shares by the Company, but is merely a request for information.

Please print or type:

1.           General Information

Legal Name(s) of Prospective Investor(s): ________________________________________________ _________________________________________________________________________________

Business Address: __________________________________________________________________
_________________________________________________________________________________
Business Telephone: ________________________________________________________________

IF PROSPECTIVE INVESTOR IS A NATURAL PERSON:

Home Address: _____________________________________________________________________
_________________________________________________________________________________

Date of Birth: ________________________ Home Telephone: _______________________________

Occupation:__________________________ Citizenship (if not U.S.): __________________________

Spouse’s Name: _____________________________________________________________________

Dollar Amount of Shares Proposed To Be Purchased: $__________

I would like correspondence sent to address of my: Business: _____ Home: _____

2.           Investor Information

IF PROSPECTIVE INVESTOR IS A NATURAL PERSON:

(a)           Are you a natural person whose current net worth1 or joint net worth with your spouse exceeds $1,000,000?

Yes ________  No ________

(b)           Are you a natural person who had an individual income2 (excluding any such income of your spouse) in excess of $200,000 in each of the two most recent years or joint

1      “Net worth” is equal to total assets minus total liabilities but, for purposes of this calculation: (i) your primary residence should not be included as an asset and (ii) liabilities secured by your primary residence should not be included as liabilities, except to the extent that (x) such liabilities exceed the current estimated fair market value of your primary residence, or (but without duplication) (y) such liabilities have increased over the immediately preceding 60 days (other than an increase that resulted from your acquisition of your primary residence).

2      For purposes of this Questionnaire, “income” means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse (unless the investor is including such spouse’s income for the purpose of meeting the “joint income standard”), increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse unless the investor is including such spouse’s income for the purpose of meeting the “joint income standard”): (i) the amount of any interest income received that is tax-exempt under Section 103 of the Internal Revenue Code of 1986 as amended (the “Code”), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code.

income with your spouse in each of those years in excess of $300,000 and, in either case, who has a reasonable expectation of reaching the same income level in the current year?

Yes ________ No ________

(c)           Are you a director or executive officer of the Company?

Yes ________ No ________

IF PROSPECTIVE INVESTOR IS A CORPORATION, PARTNERSHIP, TRUST OR OTHER ENTITY:

(d)           Are you an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, a limited liability company, or a partnership, in each case that was not formed for the specific purpose of investing in the Company and with total assets in excess of $5,000,000?

Yes ________ No ________

(e)           Are you a trust (other than a Massachusetts or similar business trust) that was not formed for the specific purpose of investing in the Company, that has total assets in excess of $5,000,000 and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment in the Company?

Yes ________ No ________

(f)           If you are an entity, does each equity owner in the entity answer yes to any one or more of questions (a) through (c) of this question 2?

Yes ________ No ________

(g)           If you are a corporation, partnership, trust or other entity, were you formed for the specific purpose of investing in the Company?

Yes ________ No ________

(h)           If you were formed for the specific purpose of investing in the Company, state how many persons are beneficial owners of your equity securities or equity interests?n/a

(i)           How many of these beneficial owners answer yes to any one of questions 2(a), (b), (c), (d) or (e) of this Questionnaire? _______ _

including such spouse’s income for the purpose of meeting the “joint income standard”), increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse unless the investor is including such spouse’s income for the purpose of meeting the “joint income standard”): (i) the amount of any interest income received that is tax-exempt under Section 103 of the Internal Revenue Code of 1986 as amended (the “Code”), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code.

The foregoing statements are true, accurate and complete to the best of the undersigned’s information and belief, and the undersigned hereby agrees promptly to notify and supply corrective information to the Company if, prior to the consummation of the undersigned’s investment in the Company, any of such information becomes inaccurate or incomplete.

FOR EXECUTION BY NATURAL PERSON(S)

____________________________	__________________________

____________________________	__________________________
Signature(s) of Prospective	Please Print Name(s)
Investor(s)

Executed on this ____________ day of ______________________, 2015.

*************************************************

FOR EXECUTION BY CORPORATIONS, PARTNERSHIPS, LIMITED LIABILITY COMPANIES, TRUSTS OR OTHER ENTITIES

Name of Corporation, Partnership, Limited Liability Company, Trust or other entity, including type of entity and jurisdiction of organization (Please Print)

By: _______________________________________________________

Title:   _____________________________________________________

__________________________________________________________
Signature of person making the investment decision on behalf of the entity.

Executed on this _______________day of  July, 2015.